UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

Hard Rock Hotel Holdings, LLC
 (Exact name of registrant as specified in its charter)

Delaware	000-52992	16-1782658
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4455 Paradise Road, Las Vegas, NV	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 693-5000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2011, Arnold D. Boswell, the Chief Financial Officer at Hard Rock Hotel & Casino (the “Hotel”), and Hard Rock Hotel Holdings, LLC (the “Company”) concluded discussions regarding Mr. Boswell’s intention to resign from his position with the Hotel. Mr. Boswell has notified the Company that he will resign as Chief Financial Officer effective as of February 25, 2011. As an inducement for Mr. Boswell to remain in his position as Chief Financial Officer at the Hotel through February 25, 2011, on January 24, 2011, Mr. Boswell and Hard Rock Hotel, Inc. (a subsidiary of the Company) entered into an amendment to Mr. Boswell’s employment offer letter dated December 26, 2006 to provide a bonus in the amount of $50,000, less applicable withholdings, to Mr. Boswell if he is still employed at the Hotel on February 25, 2011 (the “Amendment Letter”).

Under the Amendment Letter, the bonus shall be paid as follows: (i) $25,000 paid pro rata in Mr. Boswell’s bi-weekly paychecks for a period commencing on January 24, 2011 and expiring on February 25, 2011 and (ii) $25,000 paid in a lump sum on March 4, 2011. The bonus will no longer be available to Mr. Boswell, and any payments thereof will cease, if Mr. Boswell is terminated for “Cause,” as defined in the Amendment Letter, or if Mr. Boswell quits or resigns before February 25, 2011.

The foregoing description of the Amendment Letter is qualified in its entirety by reference to the Amendment Letter, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter, dated January 24, 2011, from Hard Rock Hotel, Inc. to Arnold D. Boswell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 28, 2011	Hard Rock Hotel Holdings, LLC

By: /s/ RICHARD SZYMANSKI

Name: Richard Szymanski Its: Vice President